Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment to Registration Statement No. 002-90649 on Form N-1A of our reports dated December 16, 2024, relating to the financial statements and financial highlights of Fidelity Sustainable International Equity Fund, Fidelity SAI Sustainable Emerging Markets Equity Fund, Fidelity SAI International SMA Completion Fund, Fidelity SAI Sustainable International Equity Fund and our reports  dated December 17, 2024, relating to the financial statements and financial highlights of Fidelity Series Emerging Markets Opportunities Fund, Fidelity Series International Small Cap Fund, Fidelity Series International Value Fund, Fidelity Series Emerging Markets Fund, Fidelity Series Overseas Fund, Fidelity Series Select International Small Cap Fund, Fidelity Series Sustainable Emerging Markets Fund, and Fidelity Series Sustainable Non-U.S. Developed Markets Fund, each a fund of Fidelity Investment Trust, appearing in the Annual Reports on Form N-CSR of Fidelity Investment Trust for the year ended October 31, 2024, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” or “Independent Registered Public Accounting Firms” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

December 19, 2024